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                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the 2000 Stock Incentive Plan of Sequoia Software Corporation of our reports dated February 7, 2000 (except
Note 16, as to which the date is May 8, 2000), with respect to the consolidated financial statements and schedule of Sequoia Software Corporation included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-96421) and related Prospectus dated May 11, 2000, filed with the Securities and Exchange Commission.

                                                          /S/ ERNST & YOUNG LLP

Baltimore, Maryland
May 8, 2000